                                                                    EXHIBIT 11.1


            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                           Three Months Ended
                                                   ----------------------------------
                                                   Sept. 30,    June 30,    Sept. 30,
                                                      1997        1997        1996
                                                   ---------    --------    ---------

Net income.......................................  $   4,607    $  7,090     $ 4,630
                                                   =========    ========     =======

Weighted average common shares outstanding.......     42,647      42,278      41,837

Weighted average common stock equivalents - Stock
  options determined using the treasury stock
  method.........................................      4,622       3,989       5,614
                                                   ---------    --------     -------
Weighted average common and common
  equivalent shares outstanding..................     47,269      46,267      47,451
                                                   =========    ========     =======

Net income per share.............................  $     .10    $    .15     $   .10
                                                   =========    ========     =======

                                                     Nine Months Ended September 30,
                                                     -------------------------------
                                                           1997           1996
                                                           ----           ----

Net income.......................................        $17,565         $10,214
                                                         =======         =======

Weighted average common shares outstanding.......         42,398          40,332

Weighted average common stock equivalents - Stock
  options determined using the treasury stock
  method.........................................          4,424           5,988
                                                         -------         -------
Weighted average common and common
  equivalent shares outstanding..................         46,822          46,320
                                                         =======         =======

Net income per share.............................        $   .38         $   .22
                                                         =======         =======

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